Exhibit 99.1

K12 Inc. Reports Third Quarter Fiscal 2020 with Revenues of $257.2 Million

Results Beat Company Guidance and Analyst Consensus

HERNDON, Va.--(BUSINESS WIRE)--April 27, 2020--K12 Inc. (NYSE: LRN), one of the nation’s leading tech-enabled education companies, today announced its results for the third fiscal quarter ended March 31, 2020.

Financial Highlights for the Three Months Ended March 31, 2020 (Third Quarter Fiscal Year 2020)

  Revenues of $257.2 million, compared to revenues of $253.3 million in the third quarter of FY 2019.
  Income from operations of $14.5 million, compared to $23.3 million in the third quarter of FY 2019.
  Net income attributable to common stockholders of $8.8 million, compared to $18.5 million in the third quarter of FY 2019.
  Diluted net income attributable to common stockholders per share of $0.22, compared to $0.44 per share in the third quarter of FY 2019.

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we are also presenting adjusted operating income and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude stock-based compensation expense. Non-GAAP Financial Highlights for the three months ended March 31, 2020 (Third Quarter Fiscal Year 2020) are as follows:

  Adjusted operating income of $20.6 million, compared to $27.2 million in the third quarter of FY 2019.
  Adjusted EBITDA of $39.0 million, compared to $44.3 million in the third quarter of FY 2019.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

CEO Commentary

“During these unprecedented times for our country, K12-powered schools remain open. I am proud of our teachers and school leaders for the support they have provided students to continue learning,” said K12 CEO and Chairman Nate Davis. “Looking forward, K12 now sits squarely in the middle of one of the most important changes in our society – distance and digital learning will become an even more important part of how our children learn. Our core competency in helping public school districts, private schools, and charter schools operate their online programs positions us well given how the education market is likely to change.”

Financial Highlights for the Nine Months Ended March 31, 2020 (Year-to-Date Fiscal 2020)

  Revenues of $771.8 million, compared to $759.4 million for the first nine months of FY 2019.
  Income from operations of $25.4 million, compared to $42.8 million for the first nine months of FY 2019.
  Net income attributable to common stockholders of $19.6 million, compared to $33.9 million for the first nine months of FY 2019.
  Diluted net income attributable to common stockholders per share of $0.48, compared to $0.84 for the first nine months of FY 2019.

Non-GAAP Financial Highlights for the Nine Months Ended March 31, 2020 (Year-to-Date Fiscal 2020) are as follows:

  Adjusted operating income of $43.2 million, compared to $54.9 million for the first nine months of FY 2019.
  Adjusted EBITDA of $96.0 million, compared to $108.2 million for the first nine months of FY 2019.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Liquidity

As of March 31, 2020, the Company had cash, cash equivalents, and restricted cash, inclusive of the $100 million credit facility, of $151.5 million, a decrease of $133.1 million compared to $284.6 million reported at June 30, 2019. K12 borrowed $100.0 million from its revolving credit facility as a pre-emptive measure against potential capital market disruptions. The company has evaluated its financial covenants under the credit facility agreement and continues to be in compliance with all requirements.

On a year-over-year basis, cash, cash equivalents, and restricted cash decreased $84.5 million compared to March 31, 2019. The decrease in cash year-over-year is the result of several items, the largest of which being K12’s all cash acquisition of Galvanize in January 2020.

In order to further improve short term liquidity, the company will utilize provisions in The Coronavirus Aid, Relief, and Economic Security (CARES) Act to defer withholding of payroll taxes.

Capital Expenditures

Capital expenditures for the nine months ended March 31, 2020 were $35.8 million, a decrease of $0.9 million from the prior year’s first nine months, and was comprised of:

  $1.5 million for property and equipment,
  $18.8 million for capitalized software development, and
  $15.5 million for capitalized curriculum development.

Revenue and Enrollment Data

Revenue

The Company’s lines of business are: Managed Public School Programs (programs which offer an integrated package of systems, services, products, and professional expertise that K12 administers to support an online or blended public school, including administrative support, information technology and provisioning, academic support services, curriculum, learning systems, and instructional services), Institutional (Non-managed Public School Programs – programs which provide instruction, curriculum, supplemental courses, marketing, enrollment and other educational services where K12 does not provide primary administrative support services and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which the Company charges student tuition and makes direct consumer sales). The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended March 31,		Change 2020 / 2019		Nine Months Ended March 31,		Change 2020 / 2019
	2020	2019	$	%	2020	2019	$	%
	(In thousands, except percentages)

Managed Public School Programs	$228,335	$222,645	$5,690	2.6%	$685,446	$665,981	$19,465	2.9%

Institutional
Non-managed Public School Programs	8,173	12,776	(4,603)	-36.0%	26,792	37,398	(10,606)	-28.4%
Institutional Software & Services	8,580	8,530	50	0.6%	30,246	29,515	731	2.5%
Total Institutional	16,753	21,306	(4,553)	-21.4%	57,038	66,913	(9,875)	-14.8%
Private Pay Schools and Other	12,066	9,301	2,765	29.7%	29,350	26,544	2,806	10.6%
Total Revenues	$257,154	$253,252	$3,902	1.5%	$771,834	$759,438	$12,396	1.6%

Enrollment Data

The following table sets forth average enrollment data for the period indicated.

	Three Months Ended March 31,		2020 / 2019		Nine Months Ended March 31,		2020 / 2019
	2020	2019	Change	Change %	2020	2019	Change	Change %
	(In thousands, except percentages)

Managed Public School Programs (1,2)	119.7	117.1	2.6	2.2%	119.1	117.0	2.1	1.8%
Non-managed Public School Programs (1)	16.2	24.5	(8.3)	-33.9%	15.9	24.0	(8.1)	-33.8%

(1) If a school changes from a Managed Public School Program to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2) Managed Public School Programs include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the period indicated.

	Three Months Ended		Change		Nine Months Ended		Change
	March 31,		2020 / 2019		March 31,		2020 / 2019
	2020	2019	$	%	2020	2019	$	%
Managed Public School Programs	$1,908	$1,901	7	0.4%	$5,755	$5,692	63	1.1%
Non-managed Public School Programs	505	521	(16)	-3.1%	1,685	1,558	127	8.2%

Outlook

The Company is reaffirming its forecast for the full year, fiscal 2020.

  Revenue in the range of $1,033.0 million to $1,040.0 million.
  Capital expenditures of $45.0 million to $49.0 million. Note: Capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Tax rate of 28.0% to 30.0%.
  Adjusted operating income in the range of $48.0 million to $52.0 million. (3)

(3) In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors.

	Year Ended June 30, 2020
	Low	High
	(In millions)
Income from operations	$23.9	$27.9
Stock-based compensation expense	24.1	24.1
Adjusted operating income	$48.0	$52.0

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services with schools; failure to develop the career readiness education business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including but not limited to our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of March 31, 2020, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its third quarter fiscal year 2020 financial results during a conference call scheduled for Monday, April 27, 2020 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=138677. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on April 27, 2020 at 8:00 p.m. ET through May 27, 2020 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13700754. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=138677 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three and nine months ended March 31, 2020 and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2020	2019
		(audited)
	(In thousands except share and per share data)

ASSETS
Current assets
Cash and cash equivalents	$150,034	283,121
Accounts receivable, net of allowance of $4,981 and $11,766 at March 31, 2020 and June 30, 2019, respectively	284,326	191,639
Inventories, net	19,579	29,946
Prepaid expenses	18,945	12,643
Other current assets	13,814	12,307
Total current assets	486,698	529,656
Operating lease right-of-use assets, net (1)	106,929	—
Property and equipment, net (1)	44,174	31,980
Capitalized software, net	48,304	51,165
Capitalized curriculum development costs, net	51,717	53,297
Intangible assets, net	43,893	14,981
Goodwill	197,803	90,197
Deposits and other assets	56,487	48,330
Total assets	$1,036,005	819,606
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$25,235	50,488
Accrued liabilities	25,953	20,685
Accrued compensation and benefits	28,384	41,998
Deferred revenue	39,618	22,828
Credit facility	100,000	—
Current portion of finance lease liability	17,988	19,588
Current portion of operating lease liability (1)	20,441	—
Total current liabilities	257,619	155,587
Long-term finance lease liability	5,265	5,060
Long-term operating lease liability (1)	100,803	—
Deferred tax liability	1,252	16,670
Other long-term liabilities	6,438	8,924
Total liabilities	371,377	186,241
Commitments and contingencies	—	—
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 46,274,270 and 45,575,236 shares issued; and 40,939,527 and 40,240,493 shares outstanding at March 31, 2020 and June 30, 2019, respectively	4	4
Additional paid-in capital	724,992	713,436
Accumulated other comprehensive income (loss)	49	(40)
Retained earnings	42,065	22,447
Treasury stock of 5,334,743 shares at cost at March 31, 2020 and June 30, 2019	(102,482)	(102,482)
Total stockholders’ equity	664,628	633,365
Total liabilities and stockholders' equity	$1,036,005	819,606

(1) Reflects the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842), which the Company adopted on July 1, 2019.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
	(In thousands except share and per share data)
Revenues	$257,154	$253,252	$771,834	$759,438
Instructional costs and services	178,968	168,260	515,796	487,574
Gross margin	78,186	84,992	256,038	271,864
Selling, general, and administrative expenses	63,687	61,725	230,622	229,059
Income from operations	14,499	23,267	25,416	42,805
Interest income (expense), net	(76)	754	1,275	1,547
Other income (expense), net	(1,093)	556	(736)	(40)
Income before income taxes and loss from equity method investments	13,330	24,577	25,955	44,312
Income tax expense	(4,419)	(5,842)	(5,993)	(9,858)
Loss from equity method investments	(157)	(273)	(344)	(562)
Net income attributable to common stockholders	$8,754	$18,462	$19,618	$33,892
Net income attributable to common stockholders per share:
Basic	$0.22	$0.47	$0.50	$0.87
Diluted	$0.22	$0.44	$0.48	$0.84
Weighted average shares used in computing per share amounts:
Basic	39,539,791	39,008,990	39,426,121	38,753,236
Diluted	39,938,898	41,753,323	40,461,290	40,548,959

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2020	2019
	(In thousands)
Cash flows from operating activities
Net income	$19,618	$33,892
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	52,790	53,259
Stock-based compensation expense	17,785	12,114
Deferred income taxes	1,151	5,327
(Recovery of) provision for doubtful accounts	(88)	2,854
Other	11,605	5,291
Changes in assets and liabilities:
Accounts receivable	(76,187)	(58,726)
Inventories, prepaid expenses, deposits and other current and long-term assets	240	4,620
Accounts payable	(20,066)	(3,134)
Accrued liabilities	6,260	5,211
Accrued compensation and benefits	(15,543)	(5,501)
Operating lease liability	(8,151)	—
Deferred revenue and other liabilities	13,611	18,089
Net cash provided by operating activities	3,025	73,296
Cash flows from investing activities
Purchase of property and equipment	(1,493)	(2,397)
Capitalized software development costs	(18,825)	(20,580)
Capitalized curriculum development costs	(15,463)	(13,746)
Sale of long-lived assets	—	389
Acquisition of Galvanize, Inc., net of cash acquired	(167,995)	—
Acquisitions and investments, net of distributions	(4,277)	(11,652)
Net cash used in investing activities	(208,053)	(47,986)
Cash flows from financing activities
Repayments on finance lease obligations (1)	(21,603)	(13,898)
Borrowing from credit facility	105,000	—
Repayments on credit facility	(5,000)	—
Payments of contingent consideration	—	(1,027)
Proceeds from exercise of stock options	48	2,183
Repurchase of restricted stock for income tax withholding	(6,504)	(9,656)
Net cash provided by (used in) financing activities	71,941	(22,398)
Net change in cash, cash equivalents and restricted cash	(133,087)	2,912
Cash, cash equivalents and restricted cash, beginning of period	284,621	233,113
Cash, cash equivalents and restricted cash, end of period	$151,534	$236,025

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of March 31st:
Cash and cash equivalents	$150,034	$234,025
Other current assets (restricted cash)	500	—
Deposits and other assets (restricted cash)	1,000	2,000
Total cash, cash equivalents and restricted cash	$151,534	$236,025

(1) Previously referred to as repayments on capital lease obligations.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. These measures remove such things as stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. Adjusted EBITDA also removes depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss attributable to common stockholders, and net income or loss attributable to common stockholders per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
	(In thousands)
Income from operations	$14,499	$23,267	$25,416	$42,805
Stock-based compensation expense	6,086	3,950	17,785	12,114
Adjusted operating income	20,585	27,217	43,201	54,919
Depreciation and amortization	18,414	17,038	52,790	53,259
Adjusted EBITDA	$38,999	$44,255	$95,991	$108,178

About K12 Inc.

K12 Inc. (NYSE: LRN) helps students of all ages reach their full potential through inspired teaching and personalized learning. The company provides innovative, high-quality online and blended education solutions, curriculum, and programs to students, schools and enterprises in primary, secondary and post-secondary settings. K12 is a premier provider of career readiness education services and a leader in skills training, technology staffing and talent development. The company provides programs which combine traditional high school academics with career technical education through its Destinations Career Academies. Adult learning is delivered through K12’s subsidiary, Galvanize, a leader in developing capabilities for individuals and corporations in technical fields such as software engineering and data science. K12 has delivered millions of courses over the past decade and serves students in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology in daily life and the pace of change in education. More information can be found at K12.com, destinationsacademy.com, and galvanize.com.

Contacts

K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
Senior Vice President, Corporate Communications
mkraft@k12.com